UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2011

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
On July 30, 2011, Westwood One, Inc., a Delaware corporation (the “Company” or “Westwood”), Radio Network Holdings, LLC, a Delaware corporation and a wholly-owned subsidiary of Westwood (“RNH”), and Verge Media Companies, Inc., a Delaware corporation (“Verge”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, Verge will merge with and into RNH, with RNH surviving as a wholly-owned subsidiary of Westwood (the “Merger”). The Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, have been approved by the Board of Directors of each of the Company and Verge, as well as by the Company, as sole member of RNH and by Gores Radio Holdings, LLC (“Gores”), as owner of 76% of the Company’s common stock.
Immediately prior to the Merger, the Company will file an amended and restated charter (the “Restated Charter”) which shall have two authorized classes of common stock, par value $0.01 per share, (i) one class of common stock shall be designated as Class A common stock (“Class A Stock”) and (ii) one class of common stock shall be designated as Class B common stock (“Class B Stock”). Upon the effectiveness of the Restated Charter, each issued and outstanding share of Company stock shall be reclassified and automatically converted into one share of Class A Stock without any further action on the part of the holders of Company stock. Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each outstanding share of common stock of Verge will be automatically converted into and exchangeable for the right to receive 6.90453 shares of Class B Stock (or 59% of the total outstanding common stock of the Company pro forma for the Merger), subject to adjustment in accordance with the Merger Agreement.
The Class A Stock and Class B Stock will have identical economic rights. Class A Stock shall be entitled to elect 3 members to the board of directors until the later of (x) the date that is eighteen (18) months following the effective date of the Restated Charter and (y) the date on which at least 35% of the outstanding shares of common stock are freely tradable on the NASDAQ Stock Market or other national securities exchange (the later of (x) and (y), the “Board Trigger Date”). The Class B Stock shall be entitled to vote for all other members of the board of directors. In addition, the CEO shall have the right to be nominated to the board of directors and shall be elected by the Class A Stock and the Class B Stock voting as a single class. After the Board Trigger Date, Class A Stock and Class B Stock voting together as a single class shall be entitled to elect all members of the board of directors.
The Company and Verge have made certain customary representations and warranties to each other in the Merger Agreement. In addition, the parties have agreed to use their respective reasonable best efforts to do all things necessary, proper or advisable to consummate the Merger, including obtaining all necessary approvals and consents, subject to certain limitations.
Completion of the Merger is subject to customary conditions, including, among others: (i) completion of approximately $265 million of debt financing for the transaction, (ii) receipt of required regulatory approvals, (iii) the absence of legal impediments to the Merger, (iv) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required approvals thereunder, (iv) the absence of certain material adverse changes or events, (vi) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers and other qualifying disclosures which are not necessarily reflected in the Merger Agreement) and (vii) there not being holders of more than 3% of the outstanding shares of Verge common stock properly exercising appraisal rights.
The Merger Agreement may be terminated by (1) mutual consent of Westwood and Verge, (2) Westwood or Verge if the Merger has not be completed by October 28, 2011, (3) Westwood or Verge if the Merger has been permanently enjoined or declared illegal, (4) Westwood or Verge upon certain breaches of the Merger Agreement by the other party or (5) by Westwood if it receives a unsolicited Superior Proposal (as defined in the Merger Agreement) on or before August 26, 2011 and Westwood’s board of directors believes it is required to terminate the Merger Agreement pursuant to its fiduciary duties (the “Fiduciary Termination Right”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
In connection with the Merger Agreement, Gores delivered to Verge a written consent approving the Merger Agreement. The Company will file an Information Statement on Form 14C describing the Merger to Company stockholders, but no further approval by the Company’s stockholders will be required. However, pursuant to a Voting Agreement between Gores and Verge, if a stockholder vote is held, Gores has agreed to vote its shares in favor of the Merger and other transactions contemplated in the Merger Agreement. Gores has also agreed to vote against any alternative proposal until the earlier to occur of (1) 18 months from the date of the Merger Agreement, and (2) 12 months from the exercise of the Fiduciary Termination Right.
The Company, Verge, Gores and Triton Media Group, LLC (“Triton”) have also entered into an Indemnity and Contribution Agreement, dated as of July 30, 2011, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, pursuant to which Triton has agreed, among other things, to provide certain indemnification rights to the Company in the event that the Company makes any payment arising out of or directly related to the Digital Business of Verge. In addition, Gores has agreed, among other things, to provide certain indemnification rights to the shareholders of Verge in the event that Westwood One, Inc. makes any payment arising out of or directly related to the Metro business of Westwood One, Inc. The effectiveness of the Contribution Agreement is conditioned upon the consummation of the transactions contemplated by the Merger Agreement.
Section 5 Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.
On August 2, 2011, the Company held its 2011 Annual Meeting of Stockholders. Holders of common stock, representing 22,594,472 eligible votes, were asked to vote for three Class III directors for a term to expire in 2014. Set forth below are the final voting results for the election of directors:
Election of Class III Directors:

	FOR	WITHHELD	NON-VOTES
H MELVIN MING	20,729,662	32,607	0
EMANUEL NUNEZ	19,047,748	1,714,521	0
JOSEPH P PAGE	19,573,006	1,189,263	0
Although not elected at the 2011 Annual Meeting of Stockholders, the Class I directors, Andrew P. Bronstein, Michael F. Nold, Norman J. Pattiz and Mark Stone, and the Class II directors, Jonathan I. Gimbel, Scott M. Honour and Ronald W. Wuensch, continue to serve as directors of the Company pursuant to the stated terms of their directorships.

Section 9 Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 30, 2011, by and among Westwood One, Inc., Radio Network Holdings, LLC and Verge Media Companies, Inc.*

2.2	Form of Amended and Restated Certificate of Incorporation of Westwood One, Inc.

10.1	Indemnity and Contribution Agreement, dated as of July 30, 2011, by and among Westwood One, Inc., Gores Radio Holdings, LLC, Verge Media Companies, Inc. and Triton Media Group, LLC.

99.1	Press Release dated August 1, 2011.

*	Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.
The Registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: August 4, 2011	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary